UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 15, 2004 (January 14, 2004)

Semele Group Inc.
(Exact name of registrant as specified in its charter)

Delaware               0-16886            36-3465422
(State or other jurisdiction         (Commission                                                   (IRS Employer
of incorporation)          File Number)                                                        Identification No.)

200 Nyala Farms, Westport, Connecticut                    06880
(Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code: (203) 341-0555

(Former name or former address, if changed since last report)

Semele Group Inc.
Form 8-K

Item 5 - Other Events and Regulation FD Disclosures

On January 14, 2004. Semele Group Inc. and its subsidiaries ("Semele") announced that it has entered into an agreement with Gary Engle and James Coyne, respectively Semele’s CEO and President ("Management") that will have the effect of taking Semele private. Management has agreed to make a voluntary tender offer for the acquisition of all of the outstanding shares of common stock of Semele not already owned by them for $1.40 per share, subject to Semele first completing a 1-for-4,001 reverse stock split (the "Reverse Split") followed immediately by a 4,001-for-1 forward stock split (together with the Reverse Split, the "Split"). As a result of the Reverse Split, each share of common stock held by a shareholder owning 4,000 shares or less immediately before the effective time of the Reverse Split will be converted into the right to receive from Semele $1.40 per share in cash on a pre-split basis, without interest. Shareholders owning more than 4,000 shares prior to the Reverse Split will own the same number of shares of common stock after completion of the Split. The agreement was unanimously approved by Semele’s special committee.

Semele expects to file a proxy statement with the Securities and Exchange Commission (the "SEC") within the next week seeking shareholder approval for the Split at a special meeting of shareholders. Management together with their affiliates is the beneficial owners of approximately 58% of the outstanding Semele common stock. A Form 8-K issued on November 11, 2003 incorrectly stated that Management and their affiliates owned 67% of the outstanding common stock. To be effected, the Split must be approved by a majority of shares of common stock not owned by Management, present and voting at the special meeting. If the Split is effected, Semele will terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended.

The agreement is detailed in the exhibit to this Form 8-K and Management's latest amended Schedule 13D to be filed with the Securities and Exchange Commission, which shareholders can obtain free of charge from the U.S. Securities and Exchange Commission's website at http: www.sec.gov.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Semele. When it becomes available, shareholders should read the proxy statement (including a "going-private" Transaction Statement), as it will contain important information about the transaction. When it becomes available, shareholders can obtain such proxy statement free of charge from the U.S. Securities and Exchange Commission's website at http: www.sec.gov or from Management by directing a request to Semele Group Inc., 200 Nyala Farm Rd., Westport, Connecticut 06880.

Item 7 - Financial Statements and Exhibits

Exhibit

10.1  Agreement to Split and Tender, dated January 14, 2003 by and between Semele Group Inc. on one hand and James A. Coyne and Gary D. Engle on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 15, 2004      SEMELE GROUP INC.

By:  /s/Richard K Brock
  Name: Richard K Brock
  Title: Chief Financial Officer and Treasurer

Exhibit Index

Exhibit

10.1  Agreement to Split and Tender, dated January 14, 2003 by and between Semele Group Inc. on one hand and James A. Coyne and Gary D. Engle on the other hand.